Exhibit 10.5

SECOND AMENDMENT TO STANDARD INDUSTRIAL NET LEASE

THIS SECOND AMENDMENT TO STANDARD INDUSTRIAL NET LEASE (this “Amendment”) is entered into as of this day of October, 2011 (“Execution Date”), by and between BMR-SORRENTO WEST LLC, a Delaware limited liability company (“Landlord,” as successor-in-interest to JBC Sorrento West, LLC, a California limited liability company (“Original Landlord”)), and TROVAGENE, INC., a Delaware corporation (“Tenant,” as successor-by-merger to Xenomics, Inc., a Florida corporation (“Original Tenant”)).

RECITALS

A.          WHEREAS, Original Landlord and Original Tenant entered into that certain Standard Industrial Net Lease dated as of October 28, 2009 and Addendum to Standard Industrial Net Lease attached thereto (collectively, the “Original Lease”), as amended by that certain First Amendment to Standard Industrial Net Lease dated as of September 28, 2011 (the “First Amendment” and, together with the Original Lease, and as the same may have been further amended, amended and restated, supplemented or modified from time to time, the “Lease”), whereby Tenant leases certain premises consisting of a total of approximately eight thousand forty-one (8,041) Rentable Square Feet and comprised of the following spaces: (i) the “Current Premises” consisting approximately five thousand two hundred eighty (5,280) Rentable Square Feet, commonly known as known as Suites B and C and (ii) the “Additional Premises” consisting of approximately two thousand seven hundred sixty-one (2,761) Rentable Square Feet, commonly known as Suite A (the “Additional Premises” and, together with the Current Premises, the “Premises”) from Landlord in the building at 11055 Flintkote Avenue in San Diego, California (the “Building”);

B.           WHEREAS, Landlord and Tenant desire to establish the Minimum Monthly Rent with respect to the Current Premises during the Additional Premises Term (as defined in the First Amendment); and

C.           WHEREAS, Landlord and Tenant desire to modify and amend the Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.           Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Lease unless otherwise defined herein.

2.           Minimum Monthly Rent. Tenant shall pay to Landlord Minimum Monthly Rent with respect to Current Premises, on the dates and in the amounts set forth in the chart below:

			Annual
	Rentable	Minimum	Minimum
Dates	Square Feet	Monthly Rent	Monthly Rent
March 1, 2013 — February 28, 2014	5,280	$11,693	$140,316
March 1, 2014 — December 27, 2014	5,280	$12,044	$144,528

3.        Additional Rent. In addition to Minimum Monthly Rent, during the Additional Premises Term, Tenant shall pay to Landlord, Additional Rent (as defined in the Lease) with respect to the Current Premises and all other amounts that Tenant assumes or agrees to pay under the provisions of the Lease with respect to the Current Premises that are owed to Landlord, including any and all other sums that may become due by reason of any default of Tenant or failure on Tenant’s part to comply with the agreements, terms, covenants and conditions of the Lease to be performed by Tenant, after notice and the lapse of any applicable cure periods.

4.        Condition of Premises. Tenant acknowledges that (a) it is in possession of and is fully familiar with the condition of the Premises and, notwithstanding anything contained in the Lease to the contrary, agrees to take the same in its condition “as is”, and (b) Landlord shall have no obligation to alter, repair or otherwise prepare the Premises for Tenant’s continued occupancy or to pay for any improvements to the Premises, except as may be expressly provided in the Lease.

5.        Additional Premises Term Commencement Date. All references to the “Additional Premises Term Commencement Date” in the First Amendment (a) are hereby deleted and replaced with “Execution Date” and (b) shall mean and refer to the Execution Date defined in the First Amendment (i.e. September 28, 2011).

6.        Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment and agrees to indemnify, defend and hold Landlord harmless from any and all cost or liability for compensation claimed by any such broker or agent employed or engaged by it or claiming to have been employed or engaged by it.

7.        No Default. Tenant represents, warrants and covenants that, to the best of Tenant’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

8.        Effect of Amendment. Except as modified by this Amendment, the Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. The covenants, agreements, terms, provisions and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease, their respective assigns. In the event of any conflict between the terms contained in this Amendment and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties. From and after the date hereof, the term “Lease” as used in the Lease shall mean the Lease, as modified by this Amendment.

9.          Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.

10.        Counterparts. This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.

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IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands as of the date and year first above written, and acknowledge that they possess the requisite authority to enter into this transaction and to execute this Amendment.

LANDLORD:

BMR-SORRENTO WEST LLC,
a Delaware limited liability company

By:
Name:
Title:

TENANT:

TROVAGENE, INC.,
a Delaware corporation

By:
Name:
Title: